EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT


            THIS AGREEMENT, made as of the 20th day of November, 1997, is between CARRIAGE SERVICES OF FLORIDA, INC., a Florida corporation (the "Company"), and GREG M. BRUDNICKI, a resident of Bay County, Florida (the "Employee").

            1. EMPLOYMENT TERM. The Company hereby employs the Employee for a term commencing on the date hereof and, subject to earlier termination as provided in Section 7 hereof, continuing for a period of five (5) years thereafter (such term being herein referred to as the "term of this Agreement"). The Employee agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter stated.

            2. DUTIES. The Employee shall serve the Company and shall report to, and be subject to the general direction and con trol of, the Board of Directors of the Company (the "Board"). The Employee shall perform the professional, management and adminis trative duties of a Co-General Manager of the Forest Lawn Memorial Cemetery located at 2403 Harrison Avenue, the Evergreen Memorial Gardens Cemetery located at 3733 U.S. Highway 231 North, and the Garden of Memories Cemetery located at 5435 East 15th Street, all in Panama City, Bay County, Florida (collectively, the "Cemeteries"), and the Kent Forest Lawn Funeral Home located at 2403 Harrison Avenue in Panama City, Bay County, Florida and the Emerald Coast Funeral Home located at 113 Racetrack Road, N.E. in Fort Walton Beach, Okaloosa County, Florida (collectively, the "Homes"), and such other duties as are from time to time assigned to him by the Board and as are not inconsistent with the provisions hereof. In addition to such duties, the Employee shall furnish to the Company his best advice, information, judgment and knowledge with respect to the affairs, business, business methods and practices, history, patrons, customers, employees and suppliers of the Cemeteries and the Homes (collectively, the "Operations"), and to generally preserve and increase the business and goodwill thereof.

            3. EXTENT OF SERVICE. The Employee shall devote his full business time and attention to the business of the Company, and, except as may be specifically permitted by the Company, shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, provided, however, that such investments will not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement.

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            4. COMPENSATION. During the term of this Agreement, the Company shall pay the Employee a salary of $6,250.00 per full calendar month of service completed, appropriately prorated for partial months at the commencement and end of the term of this Agreement. The salary set forth herein shall be payable in bi-weekly installments in accordance with the payroll policies of the Company in effect from time to time during the term of this Agreement. The Company shall have the right to deduct from any payment of all compensation to the Employee hereunder (x) any federal, state or local taxes required by law to be withheld with respect to such payments, and (y) any other amounts specifically authorized to be withheld or deducted by the Employee.

            5. BENEFITS. In addition to the base salary under Section 4, the Employee shall be entitled to participate in the following benefits during the term of this Agreement:

            (a) Participation in the Incentive Compensation Plan for Certain Key Employees of the Operations (other than the Emerald Coast Funeral Home), on terms to be established upon commencement of employment; and

            (b) Such other employee benefits as are available generally to employees of the Company.

            6. CERTAIN ADDITIONAL MATTERS. The Employee agrees that at all times during the term of this Agreement:

            (a) The Company shall have the right to display, and may use in its advertising, portraits of the Employee.

            (b) The Company shall have the right to advertise its business as being carried on in the manner and tradition and according to the standards established by the Employee.

            (c) The Employee will not knowingly or intentionally do or say any act or thing which will or may impair, damage or destroy the goodwill and esteem for the Company of its

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      suppliers, employees, patrons, customers and others who may at any time have or have had business relations with the Company.

            (d) The Employee shall encourage and recommend the use of the services of the Company by relatives, friends and acquaintances in need of funeral or burial services.

            (e) The Employee will not encourage, recommend or approve the use at any time of the services of any competitor of the Company.

            (f) The Employee will not reveal to any third person any difference of opinion, if there be such at any time, between him and the management of the Company as to its personnel, policies or practices.

            (g) The Employee will not knowingly or intentionally do any act or thing detrimental to the Company or its business.

            7.    TERMINATION.

            (a) DEATH. If the Employee dies during the term of this Agreement and while in the employ of the Company, this Agree ment shall automatically terminate and the Company shall have no further obligation to the Employee or his estate except that the Company shall pay the Employee's estate that portion of the Employee's base salary under Section 4 accrued through the date on which the Employee's death occurred. Such payment of base salary to the Employee's estate shall be made in the same manner and at the same times as they would have been paid to the Employee had he not died.

            (b) DISABILITY. If during the term of this Agreement, the Employee shall be prevented from performing his duties hereunder by reason of disability, and such disability shall continue for a period of six months, then the Company may terminate this Agreement at any time after the expiration of such six-month period. For purposes of this Agreement, the Employee shall be deemed to have become disabled when the Board, upon the advice of a qualified physician, shall have determined that the Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agree ment. In the event of a termination pursuant to this para graph
      (b), the Company shall be relieved of all its obliga tions under this Agreement, except that the Company shall pay to the Employee, or his estate in the event of his subsequent death, the Employee's base salary under Section 4 through the date on which such termination shall have occurred, reduced during such period by the amount of any benefits received under any disability policy maintained by the Company. All such payments to the Employee or his estate shall be made in the same manner and at the same times as they would have been paid to the Employee had he not become disabled.

            (c) DISCHARGE FOR CAUSE. Prior to the end of the term of this Agreement, the Company may discharge the Employee for Cause and terminate this Agreement. In such case this Agree ment shall automatically terminate and the Company shall have no further obligation to the Employee or his estate other than to pay to the Employee or his estate in the event of his sub sequent death that portion of the Employee's salary accrued through the date of termination. For purposes of this Agree ment, the Company shall have "Cause" to discharge the Employee or terminate the Employee's employment hereunder upon (i) the Employee's commission of any felony or any other crime involv ing moral turpitude, (ii) the Employee's failure or refusal to perform all of his duties, obligations and agreements herein contained or imposed by law, including his fiduciary duties, to the satisfaction of the Board, (iii) the Employee's com mission of acts amounting to gross negligence or willful mis conduct to the detriment of the Company, (iv) the revocation, suspension or non-renewal of the Employee's license as a funeral director in the State of Florida, or (v) the Employee's breach of any provision of this Agreement or any material, uniformly applied term or provision contained in the Company's employee handbook.

            8. RESTRICTIVE COVENANT. During the term of this Agreement and, if the employment of the Employee is terminated for any reason (including voluntary resignation), then for a period of two (2) years thereafter, the Employee will not, directly or indirectly:

              (i) alone or for his own account, or as a partner, member, employee, advisor, or agent of any partnership or

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      joint venture, or as a trustee, officer, director, share holder, employee, advisor, or agent of any corporation, trust, or other business organization or entity, encourage, support, finance, be engaged in, interested in, or concerned with any business having an office or being conducted within a radius of fifty (50) miles of any of the Operations, which business is directly or indirectly in competition with the business of the Company;

             (ii) induce or assist anyone in inducing in any way any employee of the Company to resign or sever his or her employment or to breach an employment contract with the Company; or

            (iii) own, manage, advise, encourage, support, finance, operate, join, control, or participate in the ownership, management, operation, or control of or be connected in any manner with any business which is or may be in the funeral, mortuary, crematory, or burial insurance business or in any business related thereto within a radius of fifty (50) miles of any of the Operations.

      The foregoing covenants shall not be held invalid or unen forceable because of the scope of the territory or actions subject hereto or restricted hereby, or the period of time within which such covenants respectively are operative, but the maximum territory, the action subject to such covenants and the period of time they are enforceable are subject to any determination by a final judgment of any court which has jurisdiction over the parties and subject matter. The foregoing shall be cumulative of any other non-competition or similar agreements between the parties.

            9. CONFIDENTIAL INFORMATION. The Employee acknowledges that in the course of his affiliation with the Operations he has received, and in the course of his future employment by the Company he will receive, certain trade secrets, lists of customers, manage ment methods, operating techniques, prospective acquisitions, employee lists, training manuals and procedures, personnel evalu ation procedures, financial reports and other confidential informa tion and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that the Information is confidential and he agrees not to reveal

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the Information to anyone outside the Company so long as the con fidential or secret nature of the Information shall continue. The Employee further agrees that he will at no time use the Information in competing with the Company. Upon termination of this Agreement, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his pos session by or through his employment or relating to the Information and the Employee agrees that all such materials will at all times remain the property of the Company. The Employee further agrees to maintain as confidential, and to not disclose to any other person (including other employees of the Company), the terms of this Agreement (including the compensation and benefits described in Sections 4 and 5), except that such terms may be disclosed to the Employee's spouse, the Company's payroll clerk responsible for paying the Employee's compensation, appropriate taxing authorities, and otherwise as authorized by the Board. The Employee acknowl edges that a remedy at law for any breach or attempted breach of the foregoing under this Section 9 or under
Section 8 above will be inadequate, and agrees that the Company shall be entitled to spe cific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

            10. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or three business days after the date mailed, postage prepaid, by certified mail, return receipt requested, or when sent by telex or telecopy and receipt is confirmed, if addressed to the respective parties as follows:

      If to the Employee:           Mr. Greg M. Brudnicki

                                            , Florida

      If to the Company:            Carriage Services of Florida, Inc.
                                    1300 Post Oak Boulevard,      Suite 1500
                                    Houston, Texas  77056
                                    Attn:  President

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

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            11. SEVERABILITY. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effec tive and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            12. ASSIGNMENT. This Agreement may not be assigned by the Employee. Neither the Employee nor his estate shall have any right to commute, encumber or dispose of any right to receive pay ments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.

            13. BINDING EFFECT. Subject to the provisions of Sec tion 12 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

            14. CAPTIONS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            15. COMPLETE AGREEMENT. This Agreement represents the entire agreement between the parties concerning the subject hereof and supersedes all prior agreements and arrangements between the parties concerning the subject thereof.

            16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida.

            17. COUNTERPARTS. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            18. PRIOR EMPLOYMENT AGREEMENTS. The Employee represents that he has fulfilled the terms of all preexisting employment, noncompetition and confidentiality agreements, and that his execution, delivery and performance of this Agreement shall not interfere or conflict with any such preexisting agreement.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    CARRIAGE SERVICES OF FLORIDA, INC.



                                    By: /s/ MARK W. DUFFEY
                                    MARK W. DUFFEY, President



                                    /s/ GREG M. BRUDNICKI
                                    GREG M. BRUDNICKI

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